UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
December 15, 2006
Date of Report (Date of earliest event reported)
SOVEREIGN BANCORP, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation)	1-16581 (Commission File Number)	23-2453088 (IRS Employer Ident. No.)

1500 Market Street, Philadelphia, Pennsylvania (Address of principal executive offices)	19102 (Zip Code)
(215) 557-4630
Registrant’s telephone number, including area code
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
EXHIBIT INDEX
AGREEMENT TO AMEND,DATED MAY 30,2006
PRESS RELEASE DATED DECEMBER 15,2006
PRESS RELEASE DATED DECEMBER 21, 2006
INVESTOR PRESENTATION DATED DECEMBER 21,2006

Item 2.05 Costs Associated with Exit or Disposal Activities.
     On December 15, 2006, Sovereign Bancorp, Inc. (“Sovereign”) announced that management had completed a review of Sovereign’s operating cost structure and its board of directors had approved approximately $100 million of cost reductions involving consolidation of support groups, exit of business lines performing below expectations, contract renegotiations, and a reduction in workforce (the “Expense Reduction Initiatives”). Sovereign anticipates realizing 75% of these savings on a run rate basis by the end of the second quarter of 2007 and 100% by the end of 2007. In total, Sovereign anticipates that $80 million of these cost reductions will be reflected in the 2007 expense base. The Expense Reduction Initiatives are described in Sovereign’s press release, dated December 15, 2006, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.
     On December 21, 2006, Sovereign announced that management had presented a long-range plan to improve the operating performance of Sovereign, including a comprehensive review of Sovereign’s balance sheet, and its board of directors had approved a balance sheet restructuring that involves de-leveraging a total of approximately $10.0 billion in wholesale assets and $10.0 billion in wholesale funding (the “Balance Sheet Restructuring”). Sovereign anticipates completing the Balance Sheet Restructuring by the end of the first quarter of 2007. The Balance Sheet Restructuring is described in Sovereign’s press release, dated December 21, 2006, a copy of which is attached as Exhibit 99.2 hereto and incorporated herein by reference.
     In connection with the Expense Reduction Initiatives and the Balance Sheet Restructuring, on December 21, 2006, Sovereign posted a new investor presentation, entitled “Expense Management and Balance Sheet Optimization Initiatives,” on its Investor Relations website at www.sovereignbank.com. The investor presentation describes, among other things, estimated costs associated with the Expense Reduction Initiatives and the Balance Sheet Restructuring, including each major type of cost associated therewith. The investor presentation, attached as Exhibit 99.3 hereto, is being incorporated herein by reference.
     In connection with both the Expense Reduction Initiatives and the Balance Sheet Restructuring, Sovereign estimates that the range of the amount of charges that will result in future cash expenditures will be between $50 million and $75 million.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Expense Reduction Initiatives described in Item 2.05 of this Current Report, Lawrence M. Thompson, Jr., Vice Chairman and Chief Administrative Officer of Sovereign and Chief Administrative Officer of Sovereign Bank, Sovereign’s wholly-owned banking subsidiary (the “Bank”), will resign from employment effective January 5, 2007. Mr. Thompson is a party to an Employment Agreement, dated as of September 25, 1997, with Sovereign, a copy of which was filed as Exhibit 10.5 to Sovereign’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997. On May 30, 2006, Mr. Thompson agreed to amend the definition of “change in control” in the Employment Agreement as a result of the Sovereign’s transactions with Banco Santander Central Hispano, S.A., as set forth in an Agreement to Amend, dated May 30, 2006, a copy of which is attached hereto as Exhibit 10.2. The Employment Agreement as amended through May 30, 2006 is referred to in this Current Report as the “Thompson Agreement.”
     In connection with Mr. Thompson’s termination of employment, Mr. Thompson will receive (i) a lump-sum cash payment of approximately $2.4 million representing the present value of payments due under the Thompson Agreement, (ii) continuation, for 36 months, of life, disability and medical insurance and other normal benefits, and (iii) a lump-sum payment of approximately $4.1 million in cash, which represents the present value, computed using actuarial assumptions consistent with the supplemental retirement plans, of amounts earned by and due Mr. Thompson under the terms of Sovereign’s 1996 and 1997 supplemental retirement plans. Cash benefits payable under the Thompson Agreement will be reduced by an amount equal to 25% of any compensation received by another employer during the 36 month period following Mr. Thompson’s termination.
     Also, consistent with past practice with respect to senior executive officers who have resigned or retired, Sovereign agreed to accelerate, as of the date of Mr. Thompson’s termination of employment, the vesting of equity awards made as part of Mr. Thompson’s compensation package from 2003 through February 2006 which equity awards would have otherwise terminated. These awards have a net value to Mr. Thompson of about $1.9 million based on a price of $25.77 per share for Sovereign’s common stock. Mr. Thompson will generally have the earlier of 24 months from the date of Mr. Thompson’s termination of employment, the grant’s original expiration date, or the maximum period of time permitted under Internal Revenue Code Section 409A to exercise outstanding stock options. Mr. Thompson will forfeit approximately $515,000 in net value of existing unvested restricted stock awards, based on a $25.77 stock price.
     Mr. Thompson is also covered under Sovereign’s deferred compensation plans, including Sovereign’s 1987 combined 401(k) retirement and ESOP plan applicable to all of Sovereign’s employees and Sovereign’s 1997 Bonus Recognition and Retention Program applicable to its senior executive officers. Under these plans, Mr. Thompson is entitled to his earned and vested account balances which will be paid in accordance with the terms of such plans. The provisions of the Thompson Agreement relating to covenant not to compete continue in full force and effect.
     Costs relating to Mr. Thompson’s termination of employment are included in the “Severance and Employee Charges” described in Exhibit 99.3 to this Current Report. The foregoing description of the Thompson Agreement is qualified in its entirety by reference to copies of such agreements, which are filed as exhibits hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits:

10.1	Employment Agreement, dated as of September 25, 1997, between Sovereign Bancorp, Inc. and Lawrence M. Thompson, Jr. (Incorporated by reference to Exhibit 10.5 to Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 1997).

10.2	Agreement to Amend, dated May 30, 2006, between Sovereign Bancorp, Inc. and Lawrence M. Thompson, Jr.

99.1	Press release, dated December 15, 2006, of Sovereign Bancorp, Inc.

99.2	Press release, dated December 21, 2006, of Sovereign Bancorp, Inc.

99.3	Investor Presentation, dated December 21, 2006, of Sovereign Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOVEREIGN BANCORP, INC.
Dated: December 21, 2006
	By:	/s/ Stacey V. Weikel
Stacey V. Weikel
Senior Vice President

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Employment Agreement, dated as of September 25, 1997, between Sovereign Bancorp, Inc. and Lawrence M. Thompson, Jr. (Incorporated by reference to Exhibit 10.5 to Sovereign Bancorp’s Annual Report on Form 10-K, SEC File No. 001-16581, for the fiscal year ended December 31, 1997)

10.2	Agreement to Amend, dated May 30, 2006, between Sovereign Bancorp, Inc. and Lawrence M. Thompson, Jr.

99.1	Press release, dated December 15, 2006, of Sovereign Bancorp, Inc.

99.2	Press release, dated December 21, 2006, of Sovereign Bancorp, Inc.

99.3	Investor Presentation, dated December 21, 2006, of Sovereign Bancorp, Inc.